UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐      Preliminary Proxy Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐      Definitive Proxy Statement

☒      Definitive Additional Materials

☐      Soliciting Material Pursuant to § 240.14a-12

BlackRock Funds V

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PO Box 808001

Louisville, KY 40233-8001

RESPONSE NEEDED

Re: Your investment in BlackRock Inflation Protected Bond Portfolio

Dear Valued Shareholder:

We have been trying to contact you regarding important proposals pertaining to your investment in BlackRock Inflation Protected Bond Portfolio.

Please call us toll-free at

1-888-916-1752

Please respond as soon as possible with the Reference Number listed above. The call will take only a few moments.

You WILL NOT be asked for confidential information and your call will be recorded for your protection.

Once your vote has been recorded by your Fund, your contact information will promptly be removed from the mailing and call list.

Hours of Operation:

●	Monday through Friday - 10:00 a.m. to 11:00 p.m. ET

●	Saturday - 12:00 p.m. to 6:00 p.m. ET

The proxy materials contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting https://www.proxy-direct.com/blk-32539 or by calling Computershare Fund Services, the Funds’ proxy solicitor toll free at 1-888-916-1752.